Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-252618 on Form S-4 and Registration Statement Nos. 333-171278, 333-211471, and 333-234336 on Form S-8 of our report dated March 15, 2021, relating to the consolidated financial statements of RigNet, Inc. and subsidiaries appearing in this Annual Report on Form 10-K for the year ended December 31, 2020.

/s/ DELOITTE & TOUCHE LLP

Houston, Texas

March 15, 2021